Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP
ATTORNEYS AND COUNSELORS AT LAW

2 W. Washington Street | Suite 400
Greenville, SC 29601
T 864.373.2300 F 864.373.2925
nelsonmullins.com

April 13, 2020

Southern First Bancshares, Inc.
100 Verdae Boulevard, Suite 100
Greenville, South Carolina 29607

Re: Registration Statement on Form S-3 filed by Southern First Bancshares, Inc.

Ladies and Gentlemen:

We have acted as counsel to Southern First Bancshares, Inc., a South Carolina corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on April 13, 2020 pursuant to the Securities Act of 1933 (the “Securities Act”). The Registration Statement, including the Prospectus (the “Prospectus”) as supplemented by the various Prospectus Supplements (“Prospectus Supplements”), relates to the registration of up to $50,000,000 of certain classes of securities (the “Securities”) consisting of:

(a)	senior debt securities issued by the Company (the “Senior Debt Securities”) consisting of unsecured senior debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued from time to time under a form of Indenture filed as an exhibit to the Registration Statement (as supplemented or amended, the “Senior Indenture”), proposed to be entered between the Company and a trustee (any such trustee, the “Senior Indenture Trustee”) to be chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939 (the “TIA”);

(b)	subordinated debt securities issued by the Company (the “Subordinated Debt Securities,” and collectively with the Senior Debt Securities, the “Debt Securities”) consisting of unsecured subordinated debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under a form of Subordinated Indenture filed as an exhibit to the Registration Statement (as supplemented or amended, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), proposed to be entered into between the Company and a trustee (any such trustee, the “Subordinated Indenture Trustee”) chosen by the Company and qualified to act as such under the TIA;

(c)	shares of common stock of the Company, $0.01 par value per share (the “Common Stock”);

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April 13, 2020

(d)	shares of preferred stock of the Company, $0.01 par value per share (the “Preferred Stock”), to be issued in one or more series, and fractional shares of Preferred Stock (the “Depositary Shares”), which may be evidenced by depositary receipts (“Depositary Receipts”) to be issued under a form of Deposit Agreement filed as an exhibit to the Registration Statement;

(e)	purchase contracts to be issued in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (“Purchase Contracts”) obligating holders to purchase from the Company and the Company to sell to holders a fixed or varying number of shares of Common Stock, Preferred Stock, Depositary Shares or Debt Securities that may be fixed at the time of issuance or may be determined by reference to a specific formula set forth in the Purchase Contracts;

(f)	two or more Securities described in the Prospectus offered as units (“Units”) to be issued under a unit agreement (the “Unit Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein;

(g)	warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock or Depositary Shares, or any combination of these Securities registered under the Registration Statement (the “Warrants”), to be issued under a warrant agreement (the “Warrant Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein; and

(h)	rights offered to shareholders of the Company to purchase additional shares of Common Stock or Preferred Stock (the “Rights”), to be issued under a rights agreement (the “Rights Agreement”) in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein.

For purposes of giving the opinions hereinafter set forth, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, originals or copies of the following:

(a)	The Amended and Restated Articles of Incorporation filed with the South Carolina Secretary of State on July 16, 1999, the Articles of Amendment to the Amended and Restated Articles of Incorporation filed with the South Carolina Secretary of State on June 25, 2007 and February 24, 2009, and the Articles of Correction filed June 29, 2007 (collectively, the “Articles of Incorporation”);

(b)	The Amended and Restated Bylaws of the Company (“Bylaws”) filed as Exhibit 3.4 to the Company’s Annual Report on Form 10-K filed with the Commission on March 24, 2008;

(c)	The Registration Statement, including the Prospectus;

(d)	The form of Senior Indenture filed with the Registration Statement;

(e)	The form of Subordinated Indenture filed with the Registration Statement; and

April 13, 2020

(f)	The form of Deposit Agreement filed with the Registration Statement.

In our examination, we have assumed the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have not undertaken to independently establish or verify any such factual information, but rather we have relied upon statements and representations of officers and other representatives of the Company and others. We have also assumed that (1) any applicable indenture and trustee will have been qualified under the TIA, (2) appropriate corporate actions will be taken by the Company to authorize the forms, terms, execution and delivery of any supplemental indentures, the terms of any series of Debt Securities, and any other agreements or instruments pursuant to which any Securities will be issued and any certificates that will evidence any Securities, (3) any required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities or third parties will be obtained in connection with the issuance of any Securities, and (4) the Registration Statement shall have become effective pursuant to the provisions of the Securities Act.

Based on the foregoing and subject to such legal considerations as we have deemed relevant, we are of the opinion that:

(1) When, as and if (i) the terms of the Debt Securities and of their issuance and sale have been duly authorized by the Company, as applicable, and duly established in conformity with the applicable Indenture, and (ii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable Indenture against payment of the purchase price therefor (in an amount not less than the par value per share of any Common Stock into which such Debt Securities may be converted), and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, as applicable.

(2) When, as and if (i) the terms of the issuance and sale of the Common Stock have been duly authorized by the Company, and (ii) the Common Stock has been duly issued and sold against payment of the purchase price therefor in an amount not less than the par value per share of Common Stock and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, and certificates representing such shares of Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and, if appropriate, by the Company’s transfer agent, the Common Stock will be validly issued, fully paid, and non-assessable.

(3) When, as and if (i) the terms of the Preferred Stock of a particular series and of its issuance and sale have been duly authorized by the Company and duly established in conformity with the Company’s Articles of Incorporation and Bylaws and applicable law, (ii) articles of amendment to the Articles of Incorporation with respect to the Preferred Stock of such series have been duly filed with the South Carolina Secretary of State, and (iii) the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor in an amount not less than the par value per share of Preferred Stock and as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, and certificates representing such shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and, if appropriate, by the Company’s transfer agent, the Preferred Stock of such series will be validly issued, fully paid, and non-assessable.

April 13, 2020

(4) When, as and if (i) the deposit agreement relating to the Depositary Shares has been duly authorized, executed and delivered by the parties thereto, (ii) the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, have been duly authorized by the Company and duly established in conformity with the Articles of Incorporation, Bylaws, applicable law, and the related deposit agreement, (iii) the articles of amendment to the Articles of Incorporation with respect to the Preferred Stock of such series have been duly filed with the South Carolina Secretary of State, (iv) the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor in an amount not less than the par value per share of Preferred Stock and certificates representing such shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and delivered to the depositary, and (v) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related deposit agreement and issued against deposit of the Preferred Stock and against payment therefor as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement, and the related deposit agreement, the Depositary Receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement.

(5) When, as and if (i) the terms of the Purchase Contracts and of their issuance and sale have been duly authorized by the Company and duly established in conformity with Company’s Articles of Incorporation and Bylaws and applicable law, (ii) the Purchase Contracts have been duly authorized, executed and delivered by the parties thereto, and (iii) such Purchase Contracts have been duly executed and delivered (including by being countersigned by the applicable Purchase Contract Agent in accordance with the applicable Purchase Contract Agreement, if required by the applicable Purchase Contract Agreement) and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Purchase Contracts will constitute valid and binding obligations of the Company.

(6) When, as and if (i) the terms of the Units and of their issuance and sale have been duly authorized by the Company and duly established in conformity with Company’s Articles of Incorporation and Bylaws and applicable law, (ii) the applicable Units have been duly authorized, executed and delivered by the parties thereto, and (iii) such Units have been duly executed and delivered (including by being countersigned by the applicable Unit Agent in accordance with the applicable Unit Agreement, if required by the applicable Unit Agreement) and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute valid and binding obligations of the Company.

(7) When, as and if (i) the terms of the Warrants and of their issuance and sale have been duly authorized by the Company and duly established in conformity with Company’s Articles of Incorporation and Bylaws and applicable law, (ii) the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto, and (iii) such Warrants have been duly executed and delivered in accordance with the applicable Warrant Agreement (including by being countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement, if required by the applicable Warrant Agreement) and issued and sold against payment of the purchase price therefor and issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Warrants will constitute valid and binding obligations of the Company.

April 13, 2020

(8) When, as and if (i) the terms of the Rights and of their issuance have been duly authorized by the Company and duly established in conformity with Company’s Articles of Incorporation and Bylaws and applicable law, (ii) the agreements, instruments or certificates creating, affecting or evidencing the Rights have been duly authorized, executed and delivered by the parties thereto, and (iii) such Rights have been issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, such Rights will constitute valid and binding obligations of the Company.

The opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies and (iv) any laws except the South Carolina Business Corporation Act (including the statutory provisions, all applicable provisions of the South Carolina Constitution and reported judicial decisions interpreting those laws) and, to the extent set forth as the governing law in an agreement filed as an exhibit to the Registration Statement under which Securities are to be issued as described in this opinion, the laws of the State of New York, in each case, that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We disclaim any obligations to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

For purposes of each of our opinions, appropriate corporate action with respect to any issuance of Securities involving Common Stock or Preferred Stock (including any Purchase Contracts, Units, Rights, Warrants or convertible Debt Securities involving Common Stock or Preferred Stock) would include, without limitation, the requirement that the Company not approve any issuance of Common Stock or Preferred Stock in excess of the number of shares of Common Stock or Preferred Stock, as the case may be, authorized and properly available for such issuance.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us as counsel for the Company under the caption “Validity of Securities” in the prospectus comprising a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

April 13, 2020

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion for events occurring or coming to our attention after the date hereof.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP